                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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Filed by the registrant /x/                             / /     Confidential, for Use of the
Filed by a party other than the registrant / /                  Commission Only (as permitted
Check the appropriate box:                                      by Rule 14a-6(e)(2)
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/ /     Preliminary proxy statement
/ /     Definitive proxy statement
/ /     Definitive additional materials
/x/     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CALIFORNIA JOCKEY CLUB
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
/x/     $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1/

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(4)     Proposed maximum aggregate value of transaction:

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(5)     Total fee paid:

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/x/     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

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(2)     Form, schedule or registration statement no.:

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(3)     Filing party:

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(4)     Date filed:

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1.      Set forth the amount on which the filing fee is calculated and state how it was determined.

                     [California Jockey Club Letterhead]

                                                                 August 13, 1996

Dear Fellow California Jockey Club Stockholder,

     Enclosed you will find the California Jockey Club's proxy statement regarding our upcoming annual stockholders meeting. We believe you also may have received materials from a dissident group calling itself the California Jockey Club Shareholders Committee that is attempting to replace your Board of Directors with its own slate.

     WE URGE YOU NOT TO SIGN OR RETURN ANY DOCUMENTS, PARTICULARLY PROXY CARDS, FROM THE DISSIDENT GROUP OR ITS AGENTS.

     The California Jockey Club's Board and its nominees for election to the Board -- Kjell Qvale, James Harris, James Conn, Brian Herrera -- have a plan that will:

     - Provide the opportunity for additional earnings and increased dividends; and

     - Generate funds to supply Bay Meadows' stable needs, and thereby support continuance of live racing at Bay Meadows.

     Critical to this plan is the sale of two parcels for an aggregate of approximately 73 acres of the total 178 acres owned by CJC at Bay Meadows. Gross proceeds from the sales will be $52 million. That's approximately $9 per share or roughly half of the highest reported trading price of the stock in the past five years and more than the cumulative total of ALL dividends paid by CJC during the past 10 years. (Bay Meadows Operating Company does not pay dividends.)

     The California Jockey Club nominees believe that, contrary to the dissidents' claim that the sales will jeopardize live racing at Bay Meadows, these sales, or some equivalent transactions, are necessary to supply Bay Meadows' stable needs and thereby support live racing at that track. The facts speak for themselves:

     - Bay Meadows' average on-track daily attendance has been declining over the past five years and continues to decline;

     - The existing 60-year-old stable is in need of extensive repairs or replacement, at a cost estimated by Bay Meadows management at $12 million to $15 million;

     - Bay Meadows doesn't have the funds to replace the stable; and

     - California Jockey Club cannot afford to replace the stable based on current operations without drastically reducing or even eliminating the dividend for a substantial period of time.

     THE DISSIDENT GROUP (which includes John Harris, current chairman of the BMOC Board of Directors) has offered only one plan: to "explore the broad options that CJC may presently have to declare void, rescind and/or modify the real estate sales contracts," according to its preliminary materials. In our view, THIS IS NO PLAN because:

     - The dissidents offer no plan to stem the decline in attendance;

     - The dissidents offer no solution to the dilemma of how to fund stable repairs or replacement;

     - CJC's legal counsel has advised us that canceling the contract to sell one parcel (33 acres where the barns are now) would be a breach of CJC's obligations; and

     - CJC's nominees believe cancellation of the sale of the 33-acre parcel would effectively cancel the contract for the sale of the other parcel.

     California Jockey Club's nominees are committed to supporting the continuance of live racing at Bay Meadows and are considering a number of alternatives for replacing the existing stable, including:

     - Leasing land from San Mateo Fairgrounds adjacent to Bay Meadows property and building barns there, as proposed by BMOC;

     - Constructing barns on the infield of the main track, as proposed by BMOC; and

     - Leasing the existing stabling facilities at the Alameda County Fairgrounds in Pleasanton, and constructing approximately 210 holding stalls on Bay Meadows Racecourse property.

     California Jockey Club's nominees are the only ones addressing the challenges confronting CJC and Bay Meadows Racecourse in a manner designed to support live racing at Bay Meadows and protect your dividends and the value of your investment. The dissident group is not.

     SUPPORT THE CJC NOMINEES. SUPPORT THE PLAN TO PROTECT AND ENHANCE THE VALUE OF YOUR STOCK AND KEEP THE HORSES RACING AT BAY MEADOWS.
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YOUR VOTE IS IMPORTANT TO US. PLEASE SIGN, DATE AND RETURN THE ENCLOSED YELLOW
PROXY CARD IN THE ENVELOPE PROVIDED. YOUR PROXY IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.
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     If you have any questions, please don't hesitate to call me or our information agent, D.F. King.

Sincerely,

/s/ Kjell Qvale
Kjell Qvale
Chairman of the Board

                       CALIFORNIA JOCKEY CLUB'S NOMINEES

          Kjell Qvale 85,000 shares                      James Conn 95,160 shares
          James Harris 17,012 shares                   Brian Herrera 180,000 shares

                                   **********

           IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE, PLEASE CALL:

                             D.F. King & Co., Inc.
                                  77 Water St.
                               New York, NY 10005
                                 1-800-848-3094